Exhibit 99.1

Interstate Bakeries Corporation Files Form 8-K Containing Preliminary Unaudited Fiscal 2004 Report

Preliminary Unaudited Fiscal 2005 First Quarter Financial Information Also Included

Kansas City, Mo., December 10, 2004 – Interstate Bakeries Corporation (OTC: IBCIQ.PK), the nation’s largest wholesale baker and distributor of fresh baked bread and sweet goods, today filed a Form 8-K with the Securities and Exchange Commission (SEC) containing business and preliminary unaudited financial information for the year ended May 29, 2004. IBC is currently unable to file a fully compliant Annual Report on Form 10-K due to a review being undertaken in light of newly identified information with respect to the proper accounting treatment for a defined benefit pension plan to which the Company contributes on behalf of approximately 900 of its approximately 32,000 employees. The Company remains uncertain if and when it will file its delayed Annual Report on Form 10-K.

In addition, IBC announced certain preliminary unaudited financial information for the fiscal 2005 first quarter ended August 21, 2004. This preliminary unaudited information does not reflect significant asset impairment charges the Company expects to recognize when the financial results for the quarter are finalized or any impact of a potential change to the accounting treatment for the defined benefit pension plan discussed above.

Preliminary Unaudited Fiscal 2004 Financial Information

While IBC believes that the fiscal 2004 report furnished today with the SEC has been prepared in accordance with accounting principles generally accepted in the United States (GAAP), except for the uncertainties related to the defined benefit pension plan discussed above, it can give no assurances that all other adjustments are final and that all other adjustments necessary to present its financial information in accordance with GAAP have been identified. No independent auditors have expressed any opinion or any other form of assurance on such information or its accuracy. For these reasons, the financial information contained in the report furnished today may not be indicative of the Company’s financial condition or operating results.

Consistent with preliminary unaudited information released in the Company’s August 9, 2004 press release, for the full fiscal year ended May 29, 2004, the Company announced the following unaudited financial information before the potential adjustments described herein:

•	Net sales of $3,467,562,000, a 1.7 percent decrease in comparison to the prior year’s $3,525,780,000.

•	An operating loss of $(6,679,000) compared to the previous year’s operating income of $83,268,000. Included in fiscal 2004 and 2003 results were restructuring and other charges of $12,066,000 and $13,501,000, respectively.

•	A net loss of $(25,678,000) compared to the previous year’s net income of $27,450,000.

•	Adjusted EBITDA (as defined below) of $101,427,000 compared to the previous year’s $191,946,000.

Consistent with preliminary information released in the Company’s August 9, 2004 press release, for the twelve weeks ended May 29, 2004, the Company announced the following unaudited financial information before the potential adjustments described herein:

•	Net sales of $803,038,000, a 1.8 percent decrease in comparison to the prior year’s $818,019,000.

•	An operating loss of $(10,245,000) compared to the previous year’s operating income of $2,433,000. Included in fourth quarter fiscal 2004 and 2003 results were restructuring charges of $7,911,000 and $3,460,000, respectively

•	A net loss of $(12,388,000) compared to the previous year’s net loss of $(4,568,000).

•	Adjusted EBITDA (as defined below) of $18,555,000 compared to the previous year’s $28,249,000.

Preliminary Fiscal 2005 First Quarter Financial Information

IBC has delayed filing its Quarterly Report on Form 10-Q for the fiscal quarter ended August 21, 2004 due to, among other causes, the need to complete the analysis necessary to determine appropriate significant asset impairment charges related to its bankruptcy filing and in response to its fiscal 2005 financial performance. The Company’s review of the accounting treatment for one of its defined benefit pension plans, more fully described above, has also contributed to the Company’s inability to file this Quarterly Report on Form 10-Q. The Company remains uncertain if and when it will file this delayed report.

IBC also announced today preliminary financial information for the first quarter ended August 21, 2004 based on a review of information available under its financial reporting system. The Company anticipates that actual first quarter results, once finalized, will include asset impairment charges related to the Company’s evaluation of the carrying value of its assets because of its bankruptcy filing and in response to its fiscal 2005 financial performance. Final first quarter results also may include the impact of a change in the accounting treatment for the defined pension benefit plan discussed above if the manner in which the Company has historically accounted for the plan is changed. The Company cannot predict with certainty the amount of the impairment charges or the impact of any potential change in accounting treatment with respect to the defined benefit pension plan, but expects that the combined effect on operating loss and net loss as announced today will be significant. While the Company believes that the preliminary financial information announced today has been prepared in accordance with accounting principles generally accepted in the United States (GAAP) except for the absence of the asset impairment charges discussed above and the uncertainties related to the above-noted defined benefit pension plan, it can give no assurances that all other adjustments are final and that all other adjustments necessary to present its financial information in accordance with GAAP have been identified. In addition, no independent auditors have examined, compiled or performed any procedures with respect to the Company’s preliminary financial information, nor have they expressed any opinion or any other form of assurance on such information or its accuracy. For the reasons discussed above, the financial information for the first quarter of fiscal 2005 announced today is merely preliminary.

For the twelve weeks ended August 21, 2004, the Company announced the following preliminary unaudited financial information before the potential adjustments described herein:

•	Net sales of $812,002,000, a 2.3 percent decrease in comparison to the prior year’s $831,015,000.

•	Operating loss of $(18,211,000), compared to the previous year’s operating income of $26,507,000.

•	Net loss of $(16,877,000), compared to the previous year’s net income of $11,190,000.

•	Adjusted EBITDA (as defined below) of $11,408,000, compared to the previous year’s $48,381,000.

Net sales decreased in the first quarter due primarily to a 4.5% decline in unit volume. Most notable were unit declines in both branded and private label white bread and individual snack cake items. While the Company also experienced some unit price decline related to its branded white bread, price increases for its private label bread and sweet goods, along with sales of its new super premium Baker’s Inn products, favorably impacted net sales compared to the prior year.

The Company’s preliminary operating loss of $(18,211,000) as reported today does not reflect anticipated significant asset impairment charges related to the Company’s evaluation of the carrying value of its assets because of its bankruptcy filing and in response to its fiscal 2005 financial performance or any impact of a change in the accounting treatment for the defined benefit pension plan discussed above. Preliminary operating loss for the first quarter includes restructuring charges of $8,162,000 principally related to bakery, bakery outlet and depot closings, including non-cash impairment charges of approximately $3,600,000. Preliminary operating loss also reflects the impact of the high fixed cost structure and normal inflationary cost increases associated with production and delivery against a lower net sales base, higher workers’ compensation costs and increased advertising charges related to the promotion of the new Baker’s Inn bread line.

The Company’s preliminary net loss of $(16,877,000) as reported today also does not reflect the significant asset impairment charges the Company expects to recognize or any impact of a change in the accounting treatment for the defined benefit pension plan discussed above.

Non-GAAP Financial Measures

EBITDA is the measure of the Company’s earnings before interest, taxes, depreciation and amortization; the Company uses the term “Adjusted EBITDA” to reflect that its financial measure also excludes other income, restructuring charges and other charges.

Adjusted EBITDA is not a GAAP measurement, but is commonly used as a measure of a company’s performance. The Company has provided preliminary Adjusted EBITDA for the fiscal year ended May 29, 2004, for the twelve weeks ended May 29, 2004 and for the first quarter of fiscal 2005 as supplemental disclosure to provide information with respect to its ability to meet capital expenditures and working capital requirements, to monitor its compliance with certain financial covenants and to assess its performance relative to its competitors and its own performance in prior periods. IBC’s debtor-in-possession credit facility contains covenants that, among other things, will require the Company to satisfy certain Adjusted EBITDA targets as a measure of its operating performance.

The Company’s preliminary Adjusted EBITDA should not be considered as an alternative to any measures of performance as promulgated under GAAP, such as income from operations as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. The Company’s calculation of preliminary Adjusted EBITDA may be different from calculations used by other companies and therefore may not be comparable to Adjusted EBITDA as reported by other companies.

The following schedule reconciles preliminary Adjusted EBITDA for the fifty-two weeks ended May 29, 2004 and May 31, 2003, respectively, to net income (loss), which the Company believes is the most directly comparable GAAP measure:

	(preliminary unaudited) Fifty-Two Weeks Ended (in thousands)
	May 29, 2004	May 31, 2003
Net income (loss)	$(25,678)	$27,450
Other income	(33)	(87)
Interest expense	36,583	40,262
Income tax expense (benefit)	(17,551)	15,643
Depreciation and amortization	96,040	95,177
Restructuring charges	12,066	9,910
Other charges	0	3,591

Adjusted EBITDA	$101,427	$191,946

The following schedule reconciles preliminary Adjusted EBITDA for the twelve weeks ended May 29, 2004 and May 31, 2003, respectively, to net income (loss), which the Company believes is the most directly comparable GAAP measure:

	(preliminary unaudited) Twelve Weeks Ended (in thousands)
	May 29, 2004	May 31, 2003
Net loss	$(12,388)	$(4,568)
Other income	(7)	(9)
Interest expense	8,385	10,090
Income tax benefit	(6,235)	(3,080)
Depreciation and amortization	20,889	22,356
Restructuring charges	7,911	3,460

Adjusted EBITDA	$18,555	$28,249

The following schedule reconciles preliminary Adjusted EBITDA for the twelve weeks ended August 21, 2004 and August 23, 2003, respectively, to net income (loss), which the Company believes is the most directly comparable GAAP measure:

	(preliminary unaudited) Twelve Weeks Ended (in thousands)
	August 21, 2004 (1)	August 23, 2003
Net income (loss)	$(16,877)	$11,190
Other income	(149)	(8)
Interest expense	8,770	8,865
Income tax expense (benefit)	(9,955)	6,460
Depreciation and amortization	21,457	21,242
Restructuring charges	8,162	632

Adjusted EBITDA	$11,408	$48,381

(1)	These items are preliminary and do not reflect anticipated significant asset impairment charges related to the Company’s evaluation of the carrying value of its assets because of its bankruptcy filing and in response to its fiscal 2005 financial performance or any impact of a change in the accounting treatment for the defined benefit pension plan discussed above.

About the Company

Interstate Bakeries Corporation is the nation’s largest wholesale baker and distributor of fresh baked bread and sweet goods, under various brand names, including Wonder(R), Hostess(R), Dolly Madison(R), Baker’s Inn(R), Merita(R) and Drake’s(R). The Company, which is headquartered in Kansas City, Missouri, employs approximately 32,000 people and operates 53 bakeries, more than 1,000 distribution centers and 1,100 bakery outlets throughout the U.S. Interstate Bakeries Corporation, along with seven of its wholly owned operating subsidiaries, filed for reorganization under Chapter 11 of the Bankruptcy Code on September 22, 2004 to complete an operational and financial restructuring. The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company’s newly implemented financial reporting systems; final determination of anticipated significant asset impairment charges; the ability of the Company to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and the independent audit of the consolidated financial statements for the year ended May 29, 2004, or reviews of the restated condensed consolidated financial statements as and for the periods ended November 15, 2003 and as of and for the forty week period ended March 6, 2004; the results of a Securities and Exchange Commission investigation concerning the Company’s financial statements following the Company’s announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company’s manner of setting its workers’ compensation and other reserves; the delayed filing with the Securities and Exchange Commission of our annual report on Form 10-K for the fiscal year ended May 29, 2004; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.